EXHIBIT 10.11

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT (“Amendment”) is dated as of July 6, 2009, and is entered into between Dice Holdings, Inc., a Delaware corporation (the “Company”), and Thomas M. Silver (“Employee”). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the Employment Agreement (defined below).

WHEREAS, Employee and the Company entered into an employment agreement dated as of July 9, 2001, and amended as of August 17, 2004 (the “Employment Agreement”), pursuant to which Employee serves as the Senior Vice President, Marketing of the Company; and

WHEREAS, the Company and Employee wish to further amend the Employment Agreement with respect to the acceleration of vesting of stock options under certain circumstances as set forth herein and agree that all other terms and conditions of the Employment Agreement shall otherwise remain in place, except as expressly amended herein.

NOW THEREFORE, for and in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

I. Amendment to Employment Agreement. Section 3(a) of the Addendum to Employment Agreement is hereby amended by inserting the following language immediately after the words “annual base salary” at the end thereof:

“, and the Employee shall also be entitled to accelerated stock option vesting, effective upon such Termination, with respect to twenty-five percent (25%) of the shares of Company common stock underlying each of the Employee’s then unvested outstanding stock options”.

II. Acknowledgments. Employee acknowledges that he has reviewed the provisions of this Amendment and considered the effect of these provisions on his rights under the Employment Agreement, has had adequate opportunity to consult with counsel with respect to these provisions and fully and freely consents to the terms of this Amendment.

III. Miscellaneous.

A. This Amendment may be executed in counterparts, each of which shall be deemed to be an original and both of which together shall constitute one and the same instrument.

B. Except as provided herein, the provisions of the Employment Agreement are and shall remain in full force and effect, and such provisions and those as so amended by this Amendment are hereby ratified and confirmed in their entirety by Employee and the Company.

C. This Amendment shall be deemed to be made in the State of New York, and the validity, interpretation, enforceability, and performance of this Amendment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its conflict of law rules.

D. This Amendment shall become effective as of the date first above written.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer of the Company, and Employee has executed this Amendment, each as of the day and year first above written.

DICE HOLDINGS, INC.

By:	/s/ Scot W. Melland
Name:	SCOT W. MELLAND
Title:	PRESIDENT, CEO & CHAIRMAN

EMPLOYEE

/s/ Thomas M. Silver
Thomas M. Silver

Signature Page –Amendment to Employment Agreement